Exhibit 1.1

1,996,479 Shares

DOUGLAS DYNAMICS, INC.

Common Stock

UNDERWRITING AGREEMENT

November 30, 2011

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue, Suite 2800

Milwaukee, Wisconsin 53202

Dear Sirs:

1.  Introductory.  The stockholders listed in Schedule A hereto (“Selling Stockholders”) agree severally with Robert W. Baird & Co. Incorporated (the “Underwriter”) to sell to the Underwriter an aggregate of 1,996,479 outstanding shares of common stock, par value $0.01 per share (“Securities”), of Douglas Dynamics, Inc., a Delaware corporation (the “Company”) (such 1,996,479 shares of Securities being hereinafter referred to as the “Offered Securities”).

2.  Representations and Warranties of the Company and the Selling Stockholders.  (a) The Company represents and warrants to, and agrees with, the Underwriter that:

(i)  Filing and Effectiveness of Registration Statement; Certain Defined Terms.  The Company has filed with the Commission a registration statement on Form S-3 (No. 333-175646) covering the registration of the Offered Securities under the Act, including a related prospectus.  At any particular time, this registration statement, in the form then on file with the Commission, including all material then incorporated by reference therein or otherwise deemed to be part thereof at the time of effectiveness pursuant to Rule 430A under the Act, that in any case has not then been superseded or modified, shall be referred to as the “Registration Statement”.  The Company shall promptly after the date of this Agreement file with the Commission a prospectus supplement (in the form first used to confirm sales of the Offered Securities) (the “Prospectus Supplement”) pursuant to Rule 424 under the Act.  The term “Base Prospectus” means the prospectus dated November 2, 2011 relating to the Offered Securities, in the form in which it has most recently been filed with the Commission as part of the Registration Statement on or prior to the date of this Agreement.  The term “Prospectus” means the Base Prospectus as supplemented by the Prospectus Supplement.

As of the time of execution and delivery of this Agreement, the Registration Statement has been declared effective under the Act and is not proposed to be amended.  No stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.  The Offered Securities all have been duly registered under the Act pursuant to the Registration Statement.

For purposes of this Agreement:

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 8:30 pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, to the extent such rules are applicable to the Company, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).

As used herein, the terms “Registration Statement,” “Base Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, deemed to be incorporated by reference therein, including, unless the context otherwise requires, the documents, if any, filed as exhibits to such incorporated documents.  The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, the Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference therein.  Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)  Compliance with Securities Act Requirements.  (i) (A) At the Effective Time, (B) on the date of this Agreement and (C) on the Closing Date, the Registration Statement and the Base Prospectus conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on its date, at the time of filing of the Prospectus pursuant to Rule 424(b) and on the Closing Date, the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 9(c) hereof.  The Company was, at the time the Registration Statement was initially filed and when it became effective, eligible to use Form S-3 to register the offering of the Offered Securities contemplated hereby and the conditions to the use of Form S-3 in connection with the offering and sale of the Offered Securities as contemplated hereby have been satisfied.  The Registration Statement meets, and the offering and sale of the Offered Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including without limitation Rule 415(a)(5)).

(iii)  Incorporated Documents.  The documents incorporated by reference in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv)  Ineligible Issuer Status.  (i) At the time of the initial filing of the Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(v)  Time of Sale Prospectus.  As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Base Prospectus and the other information stated in Schedule B to this Agreement to be included in the Time of Sale Prospectus, all considered together (collectively, the “Time of Sale Prospectus”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the Time of Sale Prospectus, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Time of Sale Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 9(c) hereof.

(vi)  Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriter and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vii) Good Standing of the Company.  The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(viii) Subsidiaries.  Each subsidiary of the Company has been duly organized or incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Prospectus; and each such subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. Except as disclosed in the Time of Sale Prospectus, no subsidiary of the Company is subject to any restrictions on its ability to pay dividends or make distributions permitted by applicable law on any capital stock of such subsidiary. Schedule C hereto contains a true and complete list of all direct and indirect subsidiaries of the Company. Douglas Dynamics, L.L.C., a Delaware limited liability company, is the only “significant subsidiary” of the Company, as such term is defined in Rule 1-02 under Regulation S-X.

(ix) Offered Securities.  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Time of Sale Prospectus; all outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable; the Offered Securities conform in all material respects to the description of such Offered Securities contained in the Time of Sale Prospectus and Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(x) No Finder’s Fee.  Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xi) Registration Rights.  Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(k) hereof.

(xii) Listing.  The Offered Securities are listed on The New York Stock Exchange.

(xiii) Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except (x) such as have been obtained, or made, prior to the Closing Date, (y) for those as to which the failure to obtain or make would not, individually or in the aggregate, have an adverse effect on the ability of the Company to execute, deliver and perform this Agreement and the transactions contemplated herein, including the sale of the Offered Securities, and (z) such as may be required under state securities laws.

(xiv) Title to Property.  Except as disclosed in the Time of Sale Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the Time of Sale Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would individually or in the aggregate, have a Material Adverse Effect.

(xv) Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of this Agreement as disclosed in the Time of Sale Prospectus, and the issuance and sale of the Offered Securities as disclosed in the Time of Sale Prospectus will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, with respect to clauses (ii) and (iii) above, for such breaches, violations or defaults or such liens, charges and encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvi) Absence of Existing Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter, by-laws, limited liability company agreement or certificate of formation, as applicable, or (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xvii) Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(xviii) Possession of Licenses and Permits.  The Company and its subsidiaries (a) possess, and are in compliance, in all material respects, with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted by them and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect and (b) will possess when necessary and be in compliance with, in all material respects, all Licenses necessary or material to the conduct of the business proposed to be conducted by them in the Time of Sale Prospectus.

(xix) Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(xx) Employee Benefits. (i) The Company and each of its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA), other than events for which the 30-day notice period has been waived, has occurred within the past six years with respect to any “employee benefit plan” (as defined in ERISA)

for which the Company or any of its subsidiaries or ERISA Affiliates would have any liability; (iii) the Company and each of its subsidiaries or their ERISA Affiliates have not incurred within the past six years and do not reasonably expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; and (iv) each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”) is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to result in the loss of such qualification; except, in each case, as would not reasonably be expected to have a Material Adverse Effect.  “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member.

(xxi)  Intellectual Property. The Company and its subsidiaries own, possess, or have obtained valid and enforceable licenses to use sufficient trademarks, trade names, patent rights, copyrights, domain names, trade secrets, technology, know-how, and other intellectual property rights and similar rights, including registrations and applications therefor (collectively, “Intellectual Property Rights”) necessary to conduct the business described in the Time of Sale Prospectus in all material respects, other than trademarks, patent rights, copyrights and trade secrets of third parties that the Company infringes or has infringed in the conduct of its business to the extent that the Company does not have knowledge of such infringement.  Except as disclosed in the Time of Sale Prospectus, to the knowledge of the Company: (i) there has been no infringement, misappropriation, or other violation by third parties of any of the Intellectual Property Rights of the Company or its subsidiaries; (ii) there has been no infringement, misappropriation, or other violation by the Company or its subsidiaries of any of the Intellectual Property Rights of third parties; (iii) there is no pending or threatened action, suit, proceeding, or claim by third parties challenging the validity, enforceability, or scope of any Intellectual Property Rights owned by the Company or its subsidiaries; and (iv) there is no pending or threatened action, suit, proceeding, or claim by others challenging the Company’s or any subsidiary’s rights in or to, or violation of any of the terms with respect to their Intellectual Property Rights.

(xxii)  Environmental Laws. Except as disclosed in the Time of Sale Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is aware of any pending investigation which would lead to such a claim.

(xxiii)  Accurate Disclosure.  The statements in the Time of Sale Prospectus and the Base Prospectus under the headings “Dividend Policy and Restrictions” and “Description of Capital Stock” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate in all material respects and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown.

(xxiv) Absence of Manipulation.  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxv)  Statistical and Market-Related Data.  Any third-party statistical and market-related data included or incorporated by reference in the Registration Statement, the Base Prospectus, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(xxvi)  Internal Controls and Compliance with the Sarbanes-Oxley Act.  The Company is in compliance with Sarbanes-Oxley, to the extent applicable to the Company, and all applicable Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Internal Controls are overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the Exchange Rules.  The Company has not publicly disclosed, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxvii) Litigation.  Except as disclosed in the Time of Sale Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge, contemplated.

(xxviii) Financial Statements.  The financial statements included or incorporated by reference in the Registration Statement and the Time of Sale Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis. No other financial statements or schedules of the Company or any of its subsidiaries are required by the Act or the Rules and Regulations to be included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(xxix) No Material Adverse Change in Business.  Except as disclosed in the Time of Sale Prospectus, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the Time of Sale Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) except as disclosed in or contemplated by the Time of Sale Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) except as disclosed in or contemplated by the Time of Sale Prospectus, there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(xxx)  Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Time of Sale Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxxi)  Ratings.  No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 8(c)(ii) hereof.

(xxxii) No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxiii) Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes, and any applicable rules and regulations thereunder, issued, administered or enforced by an appropriate governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiv) Compliance with OFAC.  None of the Company, any of its subsidiaries or any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any penalties, investigations, or enforcement actions related to U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxv)  Insurance. (i) The Company and its subsidiaries are insured by insurers against such losses and risks and in such amounts as are customary and that the Company reasonably considers adequate for the business in which they are engaged; (ii) to the Company’s knowledge, all material policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, and the Company believes such policies and bonds are appropriate; (iii) to the Company’s knowledge, the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and (iv) the Company has no reason to believe that it will not be able to renew or replace on comparable terms its existing material insurance coverage.

(xxxvi)  Taxes. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect); and, except as set forth in the Time of Sale Prospectus, the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, have a Material Adverse Effect.

(b)  Each Selling Stockholder severally and not jointly represents and warrants to, and agrees with, the Underwriter that:

(i)  Title to Securities.  Such Selling Stockholder has and on the Closing Date will have valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on the Closing Date, and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on the Closing Date hereunder the Underwriter will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

(ii)  Absence of Further Requirements.  No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by the Custody Agreement, the Power of Attorney (if executed by such Selling Stockholder) or this Agreement in connection with the offering and sale of the Offered Securities sold by such Selling Stockholder, except (i) such as have been obtained and made under the Act, (ii) such as may be required under state securities laws and (iii) those as to which the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to execute and deliver this Agreement, perform its obligations hereunder or consummate the transactions contemplated herein, including the sale of Offered Securities by such Selling Stockholder.

(iii)  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Custody Agreement, the Power of Attorney (if executed by such Selling Stockholder) and this Agreement and the consummation of the transactions contemplated therein and herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, (i) the charter or by-laws of such Selling Stockholder that is a corporation or the constituent documents of such Selling Stockholder that is not a natural person or a corporation, (ii) any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties, or (iii) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, except, in the cases of clauses (ii) and (iii) above, for any breaches, violations, defaults, liens, charges or encumbrances that would not, individually or in the aggregate, have a material adverse effect on such Selling Stockholder or materially and adversely affect the ability of such Selling Stockholder to perform its obligations hereunder and under the Power of Attorney (if executed by such Selling Stockholder) and related Custody Agreement or to consummate the transactions contemplated herein, including the sale of Offered Securities by such Selling Stockholder.

(iv)  Custody Agreement.  The Power of Attorney (if executed by such Selling Stockholder) and related Custody Agreement with respect to such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and constitute valid and legally binding obligations of such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(v) Compliance with Securities Act Requirements. (i) (A) At the Effective Time, (B) on the date of this Agreement and (C) on the Closing Date, the Registration Statement did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on its date, at the time of filing of the Prospectus pursuant to Rule 424(b), and on the Closing Date, the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) as of the Applicable Time, neither (x) the Time of Sale Prospectus nor (y) any individual Limited Use Issuer

Free Writing Prospectus, when considered together with the Time of Sale Prospectus, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The preceding sentence applies only to statements in or omissions from any such document in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein, it being understood and agreed that the only such information consists of information (A) with respect to such Selling Stockholder that appears in the table and corresponding footnotes thereto (excluding any percentages) under the caption “Selling Stockholders” in the Prospectus and the Time of Sale Prospectus and (B) with respect to Aurora Equity Partners II L.P. and Aurora Overseas Equity Partners II, L.P. only, the information regarding Aurora Capital Group that appears in the second paragraph under the caption “Prospectus Supplement Summary — Principal Stockholders” in the Prospectus Supplement (the “Selling Stockholder Information”).

(vi)  No Undisclosed Material Information.  The sale of the Offered Securities by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth the Time of Sale Prospectus.

(vii)  Authorization of Agreement.  This Agreement, the Custody Agreement and the Power of Attorney (if executed by such Selling Stockholder) have been duly authorized, executed and delivered by such Selling Stockholder.

(viii)  No Finder’s Fee.  Except as disclosed in the Time of Sale Prospectus or as contemplated by this Agreement, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ix)  Absence of Manipulation.  Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(x)  Good Standing of Selling Stockholder.  To the extent such Selling Stockholder is an entity, such Selling Stockholder is validly existing and, to the extent such concept exists in the relevant jurisdiction, in good standing under the laws of the jurisdiction of its organization.

(xi)  No Distribution of Offering Material.  Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Offered Securities.

3.  Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriter, and the Underwriter agrees to purchase from each such Selling Stockholder, at a purchase price of $14.25 per share, that number of Offered Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto under the caption “Number of Offered Securities to be Sold”.

Certificates in negotiable form, or security entitlements, representing the Offered Securities to be sold by such Selling Stockholders hereunder have been placed in custody, for delivery under this Agreement, under a Custody Agreement made with Registrar and Transfer Company, as custodian (“Custodian”).  Each Selling Stockholder agrees that the shares represented by the certificates or security entitlements held in custody for such Selling Stockholder under the applicable Custody Agreement are subject to the interests of the Underwriter hereunder, that the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death of such Selling Stockholder (if an individual) or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust.  If any individual Selling Stockholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, the applicable Selling Stockholder agrees that the certificates or security entitlements representing such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

The Custodian will deliver the Offered Securities to or as instructed by the Underwriter in a form reasonably acceptable to the Underwriter against payment by the Underwriter of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Custodian, at the office of Godfrey & Kahn, S.C. located at 780 North Water Street, Milwaukee, Wisconsin 53202, at 12:00 P.M., New York time, on December 6, 2011, or at such other time not later than seven full business days thereafter as the Underwriter and the Company determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Offered Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Godfrey & Kahn, S.C. at least 24 hours prior to the Closing Date.

4.  Offering by Underwriter.  It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5.  Certain Agreements of the Company.  The Company agrees with the Underwriter that:

(a)  Additional Filings.  The Company will file the Prospectus, in a form approved by the Underwriter, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Underwriter, subparagraph (4)) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement.  The Company will advise the Underwriter promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Underwriter of such timely filing.

(b)  Filing of Amendments.  Response to Commission Requests.  The Company will promptly advise the Underwriter of any proposal to amend or supplement at any time the Registration Statement, the Base Prospectus or Prospectus and will not effect such amendment or supplementation without the Underwriter’s consent; and the Company will also advise the Underwriter promptly of (i) any amendment or supplementation of the Registration Statement, the Base Prospectus or the Prospectus, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to the Base Prospectus or the Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)  Continued Compliance with Securities Laws.  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter or any dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter and the dealers and any other dealers upon request of the Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 8 hereof.

(d)  Rule 158.  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e)  Furnishing of Prospectuses.  The Company will furnish to the Underwriter copies of the Registration Statement (three of which will be signed and will include all exhibits), the Base Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement.  All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriter all such documents.

(f)  Blue Sky Qualifications.  The Company will cooperate with the Underwriter for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter reasonably designates and will continue such qualifications in effect so long as required for the distribution of the Offered Securities by the Underwriter as contemplated hereby; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)  Reporting Requirements.  During the period of five years hereafter, the Company will furnish to the Underwriter, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriter (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Underwriter may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriter.

(h)  Payment of Expenses.  The Company and each Selling Stockholder agrees with the Underwriter that the Company will pay for the following: (i) all expenses incident to the performance of the obligations of the Company under this Agreement; (ii) any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Underwriter reasonably designate and the preparation and printing of memoranda relating thereto (including the reasonable fees and disbursements of one counsel for the Underwriter in connection therewith); (iii) costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Offered Securities (including filing fees related thereto and the reasonable fees and disbursements of one counsel for the Underwriter in connection therewith); (iv) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company; provided, however, that the costs of the chartering of airplanes shall be shared evenly between the Company and the Underwriter; (v) fees and expenses incident to listing the Offered Securities on the New York Stock Exchange and other national and foreign exchanges, as applicable; (vi) any transfer taxes on the sale by such Selling Stockholder of the Offered Securities to the Underwriter; and (vii) expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriter and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.  Except as otherwise provided by this Agreement, the Underwriter shall pay its own costs and expenses in connection with the transactions contemplated hereby, including, without limitation, fees and expenses of their counsel.

(i)  Proceeds.  The Company will not receive any of the proceeds from the sale of the Offered Securities hereunder.

(j)  Absence of Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k)  Restriction on Sale of Securities by Company.  For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities; (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities; (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities; (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Underwriter, in each case except (A) grants of stock options, stock appreciation rights, restricted stock, restricted stock units or other stock-based awards pursuant to the Company’s 2010 Stock Incentive Plan, (B) issuances of Lock-Up Securities pursuant to the exercise, conversion or vesting of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units or other stock-based awards or (C) the exercise of any other employee stock options outstanding on the date hereof, in the case of each of clauses (A), (B) and (C), to the extent that such plans, options or other equity awards are described in the Prospectus and the Time of Sale Prospectus.  The initial Lock-Up Period will commence on the date hereof and continue for 60 days after the date hereof or such earlier date that the Underwriter consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable; provided, further, however, that such extension shall not apply if (x)(i) if the safe harbor provided by Rule 139 under the Act is available in the manner contemplated by Rule 2711(f)(4) of FINRA, and (ii) within the three (3) business days preceding the 15-calendar-day period before the last day of the initial Lock-Up Period, the Company delivers (in accordance with the notice provisions set forth herein) to the Underwriter a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, that the Company’s shares of common stock are “actively traded securities” within the meaning of Rule 2711(f)(4) of FINRA and that such safe harbor is available, or (y) the Underwriter waives, in writing, such extension.  The Company will provide the Underwriter with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

6.  Certain Agreements of the Selling Stockholders.  Each Selling Stockholder severally and not jointly agrees with the Underwriter that such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

7.  Free Writing Prospectuses.  The Company and each Selling Stockholder represents and agrees that, unless they obtain the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

8.  Conditions of the Obligations of the Underwriter.  The obligations of the Underwriter to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a)  Accountants’ Comfort Letter.  The Underwriter shall have received letters, dated, respectively, the date hereof and the Closing Date, of Ernst & Young LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially each in form and substance reasonably satisfactory to counsel for the Underwriter.

(b)  Effectiveness of Registration Statement.  The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Underwriter, shall be contemplated by the Commission.

(c)  No Material Adverse Change.  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Underwriter, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d)  Opinion of Counsel for the Company.  The Underwriter shall have received an opinion and negative assurance letter, each dated as of such Closing Date, of Gibson, Dunn & Crutcher LLP, counsel for the Company each in form and substance reasonably satisfactory to counsel for the Underwriter.

(e)  Opinions of Various Counsels for Selling Stockholders.  The Underwriter shall have received an opinion, dated as of such Closing Date, from each of the following counsel in respect of their representation of certain of the Selling Stockholders: (A) Gibson, Dunn & Crutcher LLP in its capacity as counsel to the Selling Stockholders identified in Schedule D hereto, (B) Gibson, Dunn & Crutcher LLP in its capacity as counsel to Aurora Equity Partners II L.P., Aurora Overseas Equity Partners II, L.P., and Douglas Dynamics Equity Partners L.P., (C) Farella Braun Martel LLP in its capacity as counsel to the Selling Stockholders identified in Schedule E hereto, (D) Dewey & LeBoeuf LLP in its capacity as counsel to General Electric Pension Trust, (E) the Deputy General Counsel to General Electric Pension Trust in its capacity as counsel to General Electric Pension Trust, and (F) Paget-Brown in its capacity as counsel to Aurora Overseas Equity Partners II, L.P., with each such opinion in form and substance reasonably satisfactory to counsel for the Underwriter.

(f) Opinion of Counsel for Underwriter.  The Underwriter shall have received from Godfrey & Kahn, S.C., counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriter may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)  Officer’s Certificate.  The Underwriter shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state on behalf of the Company in their capacities as such officers that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for that purpose have been instituted or, to the best of such officers’ knowledge and after reasonable investigation, are contemplated by the Commission; to such officers’ knowledge, there are no legal or governmental proceedings pending to which the Company is a party or to which any property of the Company is subject that are required to be disclosed in the Time of Sale Prospectus pursuant to Item 103 of Regulation S-K under the Securities Act that are not so disclosed; and, subsequent to the date of the most recent financial statements in the Time of Sale Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the Time of Sale Prospectus or as described in such certificate.

(h)  [Reserved].

(i)  Treasury Department Reporting. The Custodian will deliver to the Underwriter a letter stating that they will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

(j)  Selling Stockholder Good Standing Certificates. On or prior to the Closing Date, the Underwriter shall have received with respect to each Selling Stockholder that is an entity, a certificate as of a recent date from the jurisdiction of organization of each Selling Stockholder confirming that such Selling Stockholder is in good standing under the laws of the jurisdiction of its organization, to the extent such concept exists in the relevant jurisdiction.

(k)  No Objections.  FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements or transactions, contemplated hereby.

The Selling Stockholders and the Company will furnish the Underwriter with conformed copies of the above opinions, certificates, letters and documents as well as copies of such other documents as the Underwriter reasonably requests.  The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder.

9.  Indemnification and Contribution.  (a)  Indemnification of Underwriter by Company.  The Company will indemnify and hold harmless the Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, the Base Prospectus as of any time, the Time of Sale Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below.

(b) Indemnification of Underwriter by Selling Stockholders.  The Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Indemnified Party, against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, the Base Prospectus as of any time, the Time of Sale Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that each Selling Stockholder shall be subject to such liability only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon the applicable Selling Stockholder Information; and provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Offered Securities sold by such Selling Stockholder hereunder (with respect to each Selling Stockholder, such amount being referred to herein as such Selling Stockholder’s “Sale Proceeds”).

(c)  Indemnification of Company and Selling Stockholders.  The Underwriter will indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any and all losses, claims, damages or liabilities to which the Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at any time, the Base Prospectus at any time, the Time of Sale Prospectus, the Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use therein, and will reimburse each Underwriter Indemnified Party any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information under the caption “Underwriting” in the Prospectus Supplement furnished on behalf of the Underwriter: (i) the concession figure appearing in the fifth paragraph thereunder, (ii) the information related to stabilizing transactions, over-allotment transactions, and syndicate covering transactions contained in the tenth through sixteenth paragraphs thereunder, and (iii) the information related to prospectuses made available or distributed electronically contained in the seventeenth paragraph thereunder.

(d)  Actions against Parties; Notification.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above.  In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)  Contribution.  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (i) the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of such Selling Stockholder’s Sale Proceeds.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  Each Selling Stockholder’s obligations in this subsection (e) to contribute are several and not joint. The Company, the Selling Stockholders and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(e).

10.  [Reserved].

11.  Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason, the Company will reimburse the Underwriter for all reasonably documented out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriter pursuant to Section 9 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12.  Notices.  All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or telegraphed and confirmed to the Underwriter, Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Suite 2800, Milwaukee, Wisconsin 53202, Attention:  Steven G. Booth, with a copy to the Legal Department, Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Suite 2800, Milwaukee, Wisconsin 53202, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 7777 North 73rd Street, Milwaukee, WI 53223, Attention: Robert McCormick with a copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, CA 90071, Attention: Bruce Meyer, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to Timothy Hart, Aurora Capital Group at 10877 Wilshire Boulevard, Suite 2100, Los Angeles, CA 90024, with a copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, CA 90071, Attention: Bruce Meyer.

13.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14.  [Reserved].

15.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.  Absence of Fiduciary Relationship.  The Company and the Selling Stockholders acknowledge and agree that:

(a)  No Other Relationship.  The Underwriter has been retained solely to act as underwriter in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Underwriter, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Underwriter has advised or is advising the Company or the Selling Stockholders on other matters;

(b)  Arms’ Length Negotiations.  The price of the Offered Securities set forth in this Agreement was established by Company and the Selling Stockholders following discussions and arms-length negotiations with the Underwriter and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)  Absence of Obligation to Disclose.  The Company and the Selling Stockholders have been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Underwriter has no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d)  Waiver.  The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriter shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17.  Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the Underwriter in accordance with its terms.

Very truly yours,

DOUGLAS DYNAMICS, INC.

By:	/s/ Robert McCormick
	Name:	Robert McCormick
	Title:	Executive Vice President, Chief Financial Officer and
Secretary

SELLING STOCKHOLDERS

By:	/s/ Timothy J. Hart
	Name:	Timothy J. Hart
	Title:	As Attorney-in-Fact acting on behalf
of each of the Selling Stockholders
named in Schedule A to this Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Joe Packee
Name: Joe Packee
Title: Director

SCHEDULE A

Selling Stockholder	Number of Offered Securities to be Sold
Aurora Equity Partners II L.P.	1,492,152
Aurora Overseas Equity Partners II, L.P.	19,807
General Electric Pension Trust	466,188
Douglas Dynamics Equity Partners L.P.	7,358
City National Bank Trustee for the Aurora Capital Group 401K Plan FBO Gerald L. Parsky	6,300
City National Bank Trustee for the Aurora Capital Group 401K Plan FBO John T, Mapes	2,520
James D. Hodgson	814
Dale F. Frey	1,340
Total	1,996,479

SCHEDULE B

1.              General Use Free Writing Prospectuses (included in the Time of Sale Prospectus)

— None —

2.              Orally communicated pricing information:

Number of shares to be sold:  1,996,479 shares

Offering size:  $29,448,065.25

Price per share:  $14.75

Underwriting discount and commissions per share:  3.39%

Trade date:  December 1, 2011

Closing date:  December 6, 2011

SCHEDULE C

SUBSIDIARIES

Douglas Dynamics, L.L.C.

Douglas Dynamics Finance Company

Fisher, LLC

SCHEDULE D

Dale F. Frey

James D. Hodgson

SCHEDULE E

City National Bank Trustee for the Aurora Capital Group 401k Plan FBO Gerald L. Parsky

City National Bank Trustee for the Aurora Capital Group 401K Plan FBO John T, Mapes